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                                                                    EXHIBIT 99.1

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                         LYNNWOOD FINANCIAL GROUP, INC.
                            TO BE HELD JUNE 14, 2006

The undersigned hereby appoints Charles J. Ainslie and Robert B. Fuller, and each of them individually, as the lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of Common Stock of Lynnwood Financial Group, Inc. (the "Company") held of record by the undersigned as of May 5, 2006, at the Special Meeting of Shareholders to be held on June 14, 2006, or at any adjournment thereof.

ITEM 1. APPROVAL OF THE PLAN OF MERGER AS PROVIDED IN THE AGREEMENT AND PLAN OF MERGER DATED FEBRUARY 12, 2006 BY AND BETWEEN THE COMPANY AND STERLING FINANCIAL CORPORATION

        [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

ITEM 2. APPROVAL OF ADJOURNMENT OF SPECIAL MEETING AS NECESSARY

        [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

When properly executed and delivered to the Company in accordance with the below instructions, this proxy will be voted in the manner directed by the shareholder. If no direction is specified, this proxy will be voted FOR approval of the plan of merger and FOR adjournment of the meeting as necessary.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxies may do by virtue hereof.

                  [Continued and to be signed on reverse side]
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INSTRUCTIONS.

Please sign below exactly as your shares are held of record. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

USING THE ENCLOSED ENVELOPE, PLEASE MARK, SIGN, DATE ,AND RETURN THIS PROXY PROMPTLY TO ROBERT FULLER AT 6505 218th STREET, S.W. MOUNTLAKE TERRACE, WA 98043. TO BE EFFECTIVE, THIS PROXY MUST BE RECEIVED ON OR PRIOR TO 5:00 PM PACIFIC TIME ON JUNE 7, 2006.

Date:                    , 2006
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             Signature

Print Name:
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     Signature, if held jointly

Print Name:
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PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OF
SHAREHOLDERS. [ ]